UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 1, 2024
New Mountain Finance Corporation
(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, 48th Floor,
New York, New York	10019
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 720-0300
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NMFC	NASDAQ Global Select Market
8.250% Notes due 2028	NMFCZ	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1.01 Entry into a Material Definitive Agreement.
On February 1, 2024, New Mountain Finance Corporation (the “Company”) and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (the “Trustee”) entered into a Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) to the indenture, dated August 20, 2018, between the Company and the Trustee (the “Base Indenture”; and together with the Fifth Supplemental Indenture, the “Indenture”). The Fifth Supplemental Indenture relates to the Company’s issuance and sale of $300 million aggregate principal amount of the Company’s 6.875% Notes due 2029 (the “Notes” and the issuance and sale of the Notes, the “Offering”).
The Notes bear interest at a rate of 6.875% per year. The Notes will mature on February 1, 2029. The Company will pay interest on the Notes on February 1 and August 1 each year, beginning on August 1, 2024, to holders of record as of the close of business on January 15 or July 15 (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date. The Notes may be redeemed in whole or in part at the Company’s option at any time prior to January 1, 2029, at par plus a “make-whole” premium, and thereafter at par, plus accrued interest.
The Company intends to use the net proceeds from this offering to repay existing indebtedness outstanding under the Company’s senior secured revolving credit facility with Wells Fargo Bank, National Association and the 5.494% unsecured notes due April 30, 2024.
The Notes are the direct unsecured obligations of the Company and rank pari passu with all existing and future unsubordinated unsecured indebtedness issued by the Company, senior to any of the Company’s future indebtedness that expressly provides it is subordinated to the Notes, effectively subordinated to all of the existing and future secured indebtedness issued by the Company (including indebtedness that is initially unsecured in respect of which the Company subsequently grants security), to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under the Company’s senior secured credit facilities, and structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s subsidiaries.
The Indenture contains certain covenants, including certain covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(2) of the Investment Company Act of 1940, as amended (the “1940 Act”), or any successor provisions, whether or not the Company continues to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to the Company by the U.S. Securities and Exchange Commission (the “SEC”); and to provide financial information to the holders of the Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.
The Notes were offered and sold in an offering registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form N-2 (File No. 333-272060), as supplemented by the preliminary prospectus supplement dated January 25, 2024, the pricing term sheet filed with the SEC on January 25, 2024, and the final prospectus supplement dated January 25, 2024. The transaction closed on February 1, 2024.
The foregoing descriptions of the Fifth Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Fifth Supplemental Indenture and the form of global note representing the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.
2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1
Indenture by and between New Mountain Finance Corporation, as Issuer, and U.S. Bank National Association, as Trustee, dated August 20, 2018 (Incorporated by reference to the registrant’s registration statement on Form N-2 Post-Effective Amendment No. 3 (File No. 333-218040) filed on August 20, 2018).

4.2	Fifth Supplemental Indenture by and between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee.

4.3	Form of 6.875% Notes due 2029 (Incorporated by reference to Exhibit 4.2 hereto).

5.1	Opinion of Eversheds Sutherland (US) LLP.

23.1	Consent of Eversheds Sutherland (US) LLP (Included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

Date: February 1, 2024	By:	/s/ Joseph W. Hartswell
	Name:	Joseph W. Hartswell
	Title:	Chief Compliance Officer and Corporate Secretary